UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 10, 2009

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51908	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No 8 Huaye Road
Dongbang Industrial Park
Changshu, 215534
People’s Republic of China

(Address of principal executive offices)

(+86) 512 52680988
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 6, 2009, Sutor Technology Group Limited’s (the “Company”) indirect wholly owned subsidiary Changshu Huaye Steel Strip Co., Ltd. (“Changshu Huaye”) entered into an equity transfer agreement (the “Agreement”) with Shanghai Huaye Steel Processing Co., Ltd. (“Shanghai Huaye”). Pursuant to the Agreement, Shanghai Huaye will purchase 100% of the equity interest in Shanghai Huaye’s Subsidiary, Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd., a corporation established under the laws of the People’s Republic of China (“Ningbo Zhehua”), which is primarily engaged in manufacturing and selling heavy steel pipe products, such as longitudinally welded steel pipes and spiral welded steel pipes.

The total purchase price to be paid by Changshu Huaye under the Agreement is RMB 45,172,855.34 (approximately U.S.$6.6 million). Upon the satisfaction of certain conditions which include, among other things, the approval by the board of directors of Changshu Huaye and registration of equity transfer with the local industry and commerce administration (the “Registration Date”), Changshu Huaye will pay the purchase price to Shanghai Huaye on the Registration Date or such earlier date as the parties may agree. The transaction contemplated by the Agreement will close on the date when the purchase price is paid to Shanghai Huaye. The Agreement contains customary representations and warranties.

The Company’s major shareholder, Chief Executive Officer and chairwoman, Lifang Chen and her husband Feng Gao are 100% owners of Shanghai Huaye. As a result, the Agreement with Shanghai Huaye was identified and acknowledged by the Company’s Board of Directors (the “Board”) from the outset as a related party transaction and an independent appraiser was hired to assist in determining the value of Ningbo Zhehua. On November 4, 2009, the Audit Committee of the Board approved the related-party transaction and recommended approval of the Agreement to the Board. The Board approved the Agreement on November 4, 2009, with Ms. Chen abstaining.

The description of the Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (d)         Exhibits.

Number	Description
10.1	Equity Transfer Agreement, dated November 6, 2009, by and between Shanghai Huaye Steel Processing Co., Ltd. and Changshu Huaye Steel Strip Co., Ltd.

I

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: November 10, 2009

/s/ Lifang Chen
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Equity Transfer Agreement, dated November 6, 2009, by and between Shanghai Huaye Steel Processing Co., Ltd. and Changshu Huaye Steel Strip Co., Ltd.